VERITAS SOLUTIONS, INC.

INDEX TO
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

VERITAS SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
UNAUDITED
June 30, 2007

Restated (see Note 12)
ASSETS
Current assets
Cash and cash equivalents	$ 1,139,050
Accounts receivable, net	177,127
Inventory	160,253
Other current assets	320,312
Total current assets	1,796,742

Property, equipment and software, net	4,424,153
Goodwill, net	567,852

Total assets	$ 6,788,747

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 318,958
Payable to related party	242,000
Other current liabilities	124,145
Total current liabilities	685,103

Long-term liabilities
Notes payable, long term portion	90,104
Shares subject to mandatory redemption - Series A Convertible
preferred stock, no par value, 1 share authorized, 1 share	949,909
issued and outstanding
Shares subject to mandatory redemption - Series B Convertible preferred stock, no par value, 75,000,000 shares authorized,
140,000 shares issued and outstanding	140,000

Total liabilities	1,865,116

Stockholders' equity (common stock shares issued and outstanding restated to reflect reverse stock split)
Common stock and additional paid-in capital, no par value, 250,000,000 shares authorized, 26,311,512 issued and issuable	24,511,251
Accumulated deficit	(19,587,620)

Total stockholders' equity	4,923,631

Total liabilities and stockholders' equity	$ 6,788,747

See Notes to Condensed Consolidated Financial Statements

VERITAS SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
For the Nine Month Periods Ended June 30, 2007 and  2006

	2007	2006
	Restated (see Note 12)	Restated (see Note 12)
Revenues	$ 515,414	$ 99,360

Cost of revenues	415,568	144,491

Gross profit	99,846	(45,131)

Operating expense
Sales and marketing	1,465,163	860,640
General and administrative expenses	3,022,511	851,286

Total operating expenses	4,487,674	1,711,926

Loss from operations	(4,387,828)	(1,757,057)

Other income (expense)
Interest income	5,157	0
Interest expense	(636,659)	(42,019)

Total other income (expense)	(631,502)	(42,019)

Net loss	$ (5,019,330)	$ (1,799,076)

Basic and diluted loss per common share	$ (0.23)	$ (0.08)

Basic and diluted weighted average common shares outstanding	22,047,893	23,739,242

See Notes to Condensed Consolidated Financial Statements

VERITAS SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED
For the Nine Months Ended June 30, 2007 and  2006
	2007		2006
Cash flows from operating activities:
Net loss	$ (5,019,330)		$ (1,799,076)
Adjustments to reconcile net loss to net cash used by operating activities:
Non-cash general and administrative expense:
Share-based payments	156,563		1,463,692
Non-cash expense resulting from strike price change of warrants previously
issued for consulting and capital formation services	51,866
Non-cash interest expense for warrants issued to bridge lenders	582,132
Depreciation and amortization	919,136		181,426
Changes in operating assets and liabilities:
Accounts receivable	(122,653)		33,320
Inventory	(21,724)		(1,553)
Prepaid expenses and other current assets	(14,003)		(3,799)
Accounts payable	(439,521)		(16,879)
Other	17,565		(447,394)
Net cash used by operating activities	(3,889,969)		(590,263)
Cash flows from investment activities:
Advances to Andronics Ltd. in 2007 and SARS in 2006	(281,979)		(210,060)
Purchase of property, equipment, and software	(358,303)		(64,146)
Net cash used by investment activities	(640,282)		(274,206)
Cash flows from financing activities:
Net borrowings on notes payable	128,984		31,907
Proceeds from sale of common stock and issuance of warrants	5,424,737		826,122
Net change in common stock subscription receivable	50,000		3,500
Net cash provided by financing activities	5,603,721		861,529
Net increase (decrease) in cash and cash equivalents	1,073,470		(2,940)
Cash, beginning of period	65,580		23,654
Cash, end of period	$ 1,139,050	####	$ 20,714
Supplemental cash flow information
Cash paid for Income taxes	$ -		$ -
Cash paid for interest expense	$ 35,251		$ 44,771

See Notes to Condensed Consolidated Financial Statements

VERITAS SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2007

Note 1. Description of Business

Veritas Solutions, Inc. (the “Company”), headquartered in Seattle, Washington U.S.A., provides global tracking services of high-value, mobile assets, including vessels, cargo containers, trucks, and aircraft, and the monitoring of high-value fixed assets, including fuel tanks, bridges, and pipelines. These consolidated financial statements include the Company and its wholly-owned subsidiaries, ESL Wireless, Inc., (“ESL”) and Secure Asset Reporting Services, Inc. (“SARS”). The Company and its subsidiaries changed their fiscal years to September 30 in 2006.

Note 2. Going Concern

The Company’s financial statements are prepared consistent with accounting principles generally accepted in the United States applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, as shown in the financial statements, the Company has sustained substantial losses and has relied primarily on sales of securities and proceeds from borrowings for operating capital.

During January and February 2007, the Company obtained bridge loans in the amount of $725,000 to fund its operations until it closed on funding from its private placement memorandum. As of June 30, 2007 the Company has sold $4.8 million of the $13.5 million planned sale of its Common Stock and the bridge loans were repaid out of the proceeds, including accrued interest. There is no assurance, however, that the planned sale will be fully sold prior to the expiration of the Offering on or before December 15, 2007.

The Company anticipates that its existing capital resources, including amounts available from the anticipated sale of Common Stock, will enable it to continue operations through September 30, 2008, assuming the Company meets its sales projections for such period. If the Company materially fails to meet such sales projections or does not raise additional capital, then the Company may be forced to severely curtail or cease operations. Consequently, the Company is actively working with investment banks and institutional investors to obtain additional capital through various financing options; however, the Company does not have any additional financing agreements. There can be no assurance that additional financing will be available on favorable terms or at all. If the Company raises additional capital through the sale of equity or convertible debt securities, the issuance of such securities may result in dilution to existing stockholders.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company have to curtail operations or be unable to continue in existence.

Note 3. Basis of Presentation

The accompanying unaudited Condensed Consolidated Financial Statements include the accounts of the Company and its majority-owned subsidiaries. All material intercompany balances and transactions have been eliminated. The interim financial statements reflect all adjustments, consisting only of normal recurring adjustments that, in the opinion of management, are necessary for a fair presentation of the results for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year. The Condensed Consolidated Balance Sheet as of June 30, 2007, has been derived from the unaudited financial statements at that date. However, it does not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements. The accompanying financial statements should be read in conjunction with the audited Consolidated Financial Statements for the fiscal year ended September 30, 2006.

Note 4. Summary of Significant Accounting Policies

The significant accounting policies used in the preparation of our audited Consolidated Financial Statements are disclosed in the report for the fiscal year ended September 30, 2006. Updated disclosures regarding such policies are set forth below.

Concentration of Credit Risk. Three customers accounted for more than 80% and 87% of the company’s accounts receivable and sales, respectively, as of June 30, 2007. Two customers accounted for approximately 70% of the Company's revenues for the nine months ended June 30, 2006. The loss of, or the failure to collect amounts owed by any of these customers could create significant hardship for the company.

Allowance for Doubtful Accounts. The Company provides for an allowance for doubtful accounts based on an evaluation of customer account balances past due ninety days or more from the date of invoicing. In determining whether to record an allowance for a specific customer, the Company considers a number of factors, including prior payment history and financial information for the customer. As of June 30, 2007, the allowance for doubtful accounts was $ 3,073.

Goodwill and Customer List. Goodwill consists of the excess of the purchase price paid over the fair value of the assets acquired related to the purchase of certain assets of Sentinela, LLC (“Sentinela”). The customer list was purchased from ESL, LLC. The customer list is not subject to amortization but, as with goodwill and other long lived assets, is subject to periodic reviews for impairment.

Impairment of Long-Lived Assets. The Company’s long lived assets, including property, equipment and software, goodwill and customer list, are reviewed for carrying value impairment annually or more frequently when events or changes in circumstances indicate that the carrying amount may not be recoverable. The Company evaluates the recoverability of its goodwill and other intangible assets in accordance with SFAS 142. The intangible asset Customer list resides in subsidiary ESL, LLC. Due to the migration of customers to subsidiary, Secure Assets Reporting Systems, Inc. post-merger, the remaining Customer list is deemed to have no future value and impairment of $50,000 was recognized June 30, 2007 and included in depreciation and amortization expense.

Loss per Share. Basic loss per share is computed by dividing net loss by the weighted average number of common stock shares outstanding during the period. Diluted loss per share, which would include the effect of the conversion of unexercised stock options, unexercised warrants to purchase Common Stock, and convertible Preferred Stock, is not separately computed because inclusion of such conversions is antidilutive. In these cases, basic and diluted loss per share is the same. Common stock equivalent shares excluded from loss per share computations because the effect would be antidilutive include 8,287,553 and 1,447,738 shares for warrants at June 30, 2007 and 2006, respectively, and 1,089,909 shares for convertible preferred stock at June 30, 2007 and 2006.   All per share and share information presented has been presented to give effect to the 0.365 to 1.0 reverse stock split in January 2007.

Revenue Recognition. The Company recognizes revenue when it has persuasive evidence of an arrangement, the product has been shipped or the services have been provided to the customer, title and risk of loss for products has passed to the customer, the sale price is fixed and determinable, no significant unfulfilled Company obligations exist, and collectibility is reasonable assured.

Revenue from hardware sales is generally recognized when products are shipped and/or the revenue is fully earned and ownership had passed to the customer. Revenue from tracking services are recorded in the month the service is provided. Revenue from custom programming services, which are all short-term, is recognized using the completed-contract method.

Advertising Expense. Advertising costs, which are included in sales and marketing expenses, are expensed as incurred.

Share-Based Payments. During the nine months ended June 30, 2007, the Company granted warrants to purchase shares of the Company’s Common stock to various parties for consulting services and in connection with fund raising activities. The fair value of the warrants was estimated using the Black-Scholes option valuation model in accordance with the Financial Accounting Standards Board’s Emerging Issue Task Force Abstract, EITF 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services (“EITF 96-18”).

Recent Accounting Pronouncements. In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainties in Income Taxes, (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective for financial statements as of January 1, 2007. The Company has not yet determined the impact of applying FIN 48.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”). FAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements but does not require any new fair value measurements. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company has not yet determined the impact of applying FAS 157.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, (“FAS 158”). FAS 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. FAS 158 is effective for financial statements as of December 31, 2006. The Company has not yet determined the impact of applying FAS 158.

In February 2007, FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities” (“SFAS 159”). SFAS 159 provides the option to report certain financial assets and liabilities at fair value, with the intent to mitigate volatility in financial reporting that can occur when related assets and liabilities are record on different bases and is effective for fiscal years beginning after November 15, 2007. The Company is in the process of evaluating the impact of SFAS 159 on its results of operations and financial position.

In June 2007, the Emerging Issues Task Force of the FASB issued EITF Issue No. 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities, (“EITF 07-3”) which is effective for fiscal years beginning after December 15, 2007. EITF 07-3 requires that nonrefundable advance payments for future research and development activities be deferred and capitalized. Such amounts will be recognized as an expense as the goods are delivered or the related services are performed. The Company does not expect the adoption of EITF 07-3 to have a material impact on the financial results of the Company.

In September 2006, the SEC staff issued Staff Accounting Bulletin 108 (“SAB 108”), “Financial Statements—Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements. SAB 108 addresses how a registrant should quantify the effect of an error on the financial statements and concludes that a dual approach should be used to compute the amount of a misstatement. Specifically, the amount should be computed using both the “rollover” (current year income statement perspective) and “iron curtain” (year-end balance sheet perspective) methods. The provisions of SAB 108 are effective for the Company beginning April 1, 2007. The Company does not expect that the implementation of SAB 108 will have a material impact on its consolidated results of operations, financial position or liquidity.

Note 5. Property, Equipment, and Software
June 30, 2007
Furniture and equipment	$138,750
Computer equipment	206,227
Software	5,397,599
Subtotal	5,742,576
Accumulated depreciation and amortization	(1,318,423)
Property, equipment, and software	$4,424,153

Note 6. Long-Term Liabilities

On November 29, 2006 the Company entered into a $61,039 loan agreement with De Lage Landen Financial Services, assignees of Microsoft Capital, for the purchase of computer hardware and software. The term of the loan is 3-years and borrowings accrue interest on the unpaid principal at 9.7% annual percentage rate. Principal payments made during the nine month period ended June 30, 2007 were $8,985 and the remaining estimated long-term principal payments are $52,054.

On March 19, 2007 the Company entered into a $76,188 loan agreement with De Lage Landen Financial Services, assignees of Microsoft Capital, for the purchase of computer hardware and software. The term of the loan is 3-years and borrowings accrue interest on the unpaid principal at 9.66% annual percentage rate. Principal payments made during the nine month period ended June 30, 2007 were $0 due to deferred payment terms and the remaining estimated long-term principal payments are $76,188 plus deferred interest of $1,703.

Both series of the Company’s Convertible Preferred Stock are classified as Long-Term Liabilities because of their mandatory redemption features. As a result of the reverse stock split of Common Stock described in Note 8, the conversion price on the Preferred Stock was arithmetically adjusted to $1.37 per Common Stock share. As further described in Note 7, as a result of the exercise price on Common Stock purchase warrants being reduced after the stock split, the Preferred Stock conversion price changed to the same price, $1.00 per post-split Common Stock share. The value of the reduction of the conversion price of the Preferred Stock was computed based on the difference in fair value immediately before and after the date of price change (a difference of $19,000).  This value was recorded as non-cash interest expense with a corresponding increase in Additional Paid-in Capital in the nine months ended June 30, 2007.

Note 7. Warrants

As further discussed in Note 12 Restatement, subsequent to the issuance of the June 30, 2007 financial statements, the Company determined that fees were due to its outside law firm, a related party, in connection wiht the Company's fund raising activities, specifically with respect to its February 2007 private placement offering of equity securities.  These fees included warrants to purchase 40,500 shares of Company common stock at an exercise price of $1.25 per shares for a three year term.  The following disclosures have been restated to give effect to the issuance of these additional warrants.

During the nine months ended June 30, 2007, the Company granted Common Stock purchase warrants to various parties for consulting services and capital formation activities. As described in Note 8, in January 2007, the Company completed a reverse 1 to 0.365 split of its Common Stock. Of the warrants issued in the current period, 840,000 were issued prior to the split, which arithmetically became 306,600 post-split warrants. Following the split, an additional 490,500 warrants were issued, for a total of 797,100 warrants issued for the period, on a post-split basis.

The reverse split had the effect of increasing the exercise price of warrants outstanding at the time from $0.50 to $1.37 per share. Immediately following the reverse split, the Company reduced the exercise price on these warrants to $1.00 per share, which is also the exercise price for the warrants issued after the split. This reduction in warrant exercise price also had the effect of reducing the conversion price of the Company’s Convertible Preferred Stock described in Note 6 to $1.00 per post-split Common Stock share.

         The reduction in the exercise price of these warrants increases their value. This increase in value (an increase in additional paid-in capital) constitutes a deemed dividend to the warrant holders. Deemed dividends are normally considered to be a reduction of retained earnings but, because the Company has an Accumulated Deficit, the dividend is treated as a decrease in additional paid-in capital, with no net effect to Stockholders’ Equity. The value of the reduction of the conversion price of the Preferred Stock is computed based on the difference in fair value immediately before and after the date of price change (a difference of $104,000), approximately $52,000 of which was recorded as expense.

The value of the 797,100 warrants issued during the nine months ended June 30, 2007 was determined to be approximately $771,000, based on a Black-Scholes pricing model under the following assumptions:

2007
Expected life in years	5.0
Volatility	152%
Interest rate	4.5%
Dividend yield rate	0%

A summary of these warrants (all on a post-split basis) follows:

Issued to	Recorded as	Number of Warrants	Value	Exercise Price	Expiration Date
Grant to consultants	G&A Exp	124,100	$156,563	$1.00	1/17/2012
Grant for capital formation services	Interest Exp	182,500	167,954	$1.00	1/31/2012
Grant for capital formation services	Interest Exp	450,000	414,178	$1.00	3/31/2012
Grant for fund raising services	Stock issue costs	40,500	32,400	$1.25	6/30/2010
Nine months ended June 30, 2007		797,100	$771,095

As of June 30, 2007, there are 8,287,553 post-split warrants outstanding.

Note 8. Common Stock

In January, 2007, the Company completed a reverse 1 to 0.365 split of its Common Stock. The effect of the reverse split decreased the number of outstanding shares. The reverse split did not change the authorized shares for the class. As described in Note 7, this reverse split also changed the number and exercise price of the warrants to purchase Common stock outstanding at that time.

In January, 2007, the Company completed the sale of its Common Stock under a private placement memorandum dated October 2005.  From October, 2006 to January, 2007, the Company sold 4,250,000 pre-split shares (1,551,250 post-split shares) at $0.50 per share for a total of $2,125,000. These shares included five-year Common Stock Purchase Warrants to purchase 4,250,000 pre-split shares (1,551,250 post-split shares) of Common stock at $0.50 per share. The value of these warrants was determined to be $740,502, based on a Black-Scholes pricing model. As described in Note 7, the exercise price on these warrants was changed to $1.00 per post-split share.

The Company is currently in the process of selling up to $13.5 million of its Common Stock under a private placement memorandum dated February 2007. There is no assurance that the full amount will be sold. As of June 30, 2007, 4,840,000 post-split shares have been sold at $1.00 per share for a total of $4,840,000. These shares included Common Stock Purchase Warrants to purchase 810,000 post-split shares of Common stock at $1.25 per share. The value of these warrants was determined to be $737,891, based on a Black-Scholes pricing model.

The assumptions used for all of the Black-Scholes models are:

2007
Expected life in years	5.0
Volatility	152%
Interest rate	4.5%
Dividend yield rate	0%

Note 9. Commitments and Contingencies

The Company leases its Port Orchard, WA office facility from a business owned by two of the Company’s beneficial stockholders. The office lease is $3,000 per month for a one year term, beginning December 1, 2006.

The Company leases its Bellevue, WA office facility from an unrelated party. The office lease is $5,364 per month for a six month term, beginning May 1, 2007.

The Company leases roof space for AIS receivers in South America. The lease is for a one year term and contains options to renew for four 1-year terms at a 4% annual escalation per year. The current lease rate is $411 per month and expires 1/1/08.

The Company rents testing and storage space from one of the Company’s beneficial stockholders. The rent is $6,500 per month, on a month to month basis.

Rent expense for the nine months ended June 30, 2007 was $82,005, of which $61,675 was paid to beneficial stockholders. Rent expense for the nine months ended June 30, 2006 was $10,556.

                As further discussed in Note 10, pursuant to terms of an agreement with no stated term with the Company’s outside law firm, a related party, the Company has agreed to pay fees equal to 5% of cash consideration received and 5% of securities issued in connection with completion of a financing, merger or acquisition effected or initiated by a party introduced to the Company by the firm.

Note 10. Related Party Transactions

As described in Note 9, the Company paid beneficial stockholders $29,175 for the lease of the Port Orchard, WA office during the nine months ended June 30, 2007.  No amounts were paid during the nine months ended June 30, 2006.

As described in Note 9, the Company paid a beneficial stockholder $32,500 for testing and storage space during the nine months ended June 30, 2007. No amounts were paid during the nine months ended June 30, 2006.

The Company paid a beneficial stockholder’s private business $7,415 for tenant improvements made to the Port Orchard, WA office during the nine months ended June 30, 2007. No amounts were paid during the nine months ended June 30, 2006.

The Company paid a beneficial stockholder $56,988 in interest related to outstanding Preferred Stock-Series A.

The owner of the Company’s outside law firm is a stockholder in the Company and a member of the Board of Directors. The Company incurred legal fees from this firm  of approximately $799,000 and $235,000 in the nine months ended June 30, 2007 and 2006, respectively. Pursuant to terms of a March 2004 engagement agreement with no stated term with this law firm, in addition to engaging the firm for legal services, the Company has agreed to pay to the firm fees equal to 5% of cash consideration received and 5% of securities issued in connection with completion of a financing, merger or acquisition effected or initiated by a party introduced to the Company by the firm.  As further discussed in Note 12 Restatement, during the nine months ended June 30, 2007, the Company has accrued a liability for $242,000 and recorded the issuance of 242,00 shares of its common stock and 40,500 warrants to purchase common stock, pursuant to terms to the engagement agreement for securities sold and consideration received during the period.

Note 11. Subsequent Events

Sale of Common Stock by Successor Placement Agent and Acquisition by Public Shell Company

In addition to the sale of Common Stock described in Note 8, on July 12, 2007, the Company entered into an agreement (the “July Offering”) appointing an exclusive successor placement agent to continue offering for sale to accredited investors under the February 2007 private placement memorandum (“PPM”). The successor agent will attempt to sell on an exclusive, best-efforts basis, 6,210,000 shares of Common Stock at $1.00 per share for a total of $6,210,000. The Company will also have the option to sell an additional 2,450,000 shares of Common Stock at $1.00 per share for a total of $2,450,000 to cover over-allotments. The terms of the July Offering are identical to the terms contained in the original PPM. The July Offering will remain open for 90 days from the date the successor placement agent was appointed, with the ability to extend for up to two additional 30-day periods thereafter.

On or before the final closing of the July Offering, a public shell company, Mycom Group, Inc. (“Mycom”) will acquire the Company by reverse merger and will continue the existing operations of the Company under the current management, as a publicly-traded company. Mycom will change its name to be similar to the Company or one of the Company’s subsidiaries.  The merger and name change to SARS Corporation occurred prior to September 30, 2007.

Operating Agreement and Potential Acquisitions

On February 9, 2007, the Company, through its wholly-owned subsidiary SARS, entered into an agreement with Andronics, Ltd., (“Andronics”) in which the Company would provide funding to Andronics for operating expenses, and secure such funding with promissory notes. The Company and Andronics further entered into a License Agreement for intellectual property, and agreed to exchange consulting services for the term of the agreement. The company has advanced $281,980 to Andronics, which has been included in Other Current Assets. On August 9, 2007, the Company signed a non-binding letter of intent to acquire, through SARS, specific assets of Andronics including, but not limited to fixed assets, employees, intellectual property, contracts, and goodwill.   In December 2007, the Company closed its acquisition of substantially all of the assets of Andronics.

On July 12, 2007, the Company signed a non-binding letter of intent to acquire, through SARS, the outstanding capital stock of Shine Micro, Inc. The price to be paid for Shine Micro, Inc. has not yet been determined.

Note 12. Restatement

       Subsequent to the issuance of the June 30, 2007 and 2006 consolidated financial statements, the Company determined that 1,186,000 shares of its common stock were, upon execution of a March 2004 engagement agreement (the "March 2004 Agreement"), due to its outside law firm, a related party for deferral of payment of legal fees.  The shares issuable should have been recorded as expense at fair value, which at the date of the agreement approximated $0.06 per share, or $195,000.  The accompanying consolidated financial statements have been restated to give effect to correction of this error, which has the result of increasing additional paid-in capital by $195,000 with the resulting offset being an increase in accumulated deficit, with no effect on total stockholders’ equity as of June 30, 2007.  In addition, the weighted average shares outstanding utilized in the computation of loss per share have been restated and increased by 1,186,000 shares for each of the nine months ended June 30, 2007 and 2006, which had the effect of decreasing loss per share from $0.28 to $0.27 for the 2007 period and from $0.94 to $0.85 for the 2006 period.

       In addition, subsequent to the issuance of the June 30, 2007 consolidated financial statements, the Company also determined that fees were due to its outside law firm, in connection with the Company’s fund raising activities, specifically with respect to its February 2007 private placement offering of equity securities,  pursuant to terms of the March 2004 Agreement, such fees equal to 5% of cash consideration received and 5% of securities issued in connection with completion of a financing, merger or acquisition effected or initiated by a party introduced to the Company by the firm.  During the nine months ended June 30, 2007, the Company had sold 4,840,000 shares of its common stock and 810,000 warrants to purchase common stock and received gross proceeds of approximately $4.8 million.  On the basis of 5% of cash consideration at June 30, 2007, the Company has an accrued liability of approximately $242,000, which was previously unrecorded.  Inasmuch as these fees relate to the issuance of equity securities, the offset to the understatement of liabilities was an overstatement of additional paid-in capital.  On the basis of 5% of securities issued, the value of 242,000 shares and 40,500 warrants was approximately $274,000, which because the costs relate to the issuance of equity securities would be recorded as both an increase and decrease in additional paid-in capital, have no financial statement effect.  The accompanying condensed consolidated balance sheet has been restated to give effect to correction of this error, which has the result of increasing current and total liabilities by $242,000 and decreasing stockholders’ equity by $242,000.  In addition, the weighted average shares outstanding utilized in the computation of loss per share have been restated and increased by approximately 66,000 shares for the nine months ended June 30, 2007, which had no effect on loss per share from that previously reported.